Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com

W. P. Carey Announces First Quarter Financial Results

New York, NY – May 6, 2010 – Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the first quarter ended March 31, 2010.

QUARTERLY RESULTS

•	Funds from operations—as adjusted (AFFO) for the first quarter of 2010 remained relatively flat compared to the first quarter of 2009: $28.1 million or $0.71 per diluted share compared to $28.9 million or $0.72 per diluted share, respectively.

•	Cash flow from operating activities for the three months ended March 31, 2010 was $13.6 million compared to $24.3 million for the prior year period, while adjusted cash flow from operating activities was $27.7 million in the first quarter of 2010 compared to $39 million in the first quarter last year. The decreases were due in part to the timing of the recognition of deferred acquisitions fees paid by our newest managed fund, CPA®:17 – Global, which pays such fees to us on a quarterly basis rather than annually, as is the case with our other managed funds.

•	Total revenues net of reimbursed expenses for the first quarter of 2010 were $48 million, compared to $50.6 million for the first quarter of 2009. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Net Income for the first quarter of 2010 was $14.4 million, compared to $17.7 million for the same period in 2009. The decrease was substantially due to impairment charges of $7.2 million in the first quarter.

•	We received approximately $3.9 million in cash distributions from our equity ownership in the CPA® REITs for the quarter ended March 31, 2010.

•	Further information concerning AFFO and adjusted cash flow from operating activities—non-GAAP supplemental performance metrics—is presented in the accompanying tables.

INVESTMENT AND FUNDRAISING ACTIVITY

•	Investment volume, for our own portfolio and on behalf of the CPA® REITs, for the first quarter was approximately $197 million, compared to $271 million for the first quarter of 2009, which was approximately 50% of the total $548 million investment volume for all of 2009.

•	First quarter transactions included the $49 million second tranche of a total $105 million sale-leaseback with Spanish grocery retailer Eroski and the $14 million acquisition of two Curtiss-Wright Ohio manufacturing facilities on behalf of our REITs, as well as our acquisition of JP Morgan Chase’s Operations Center office building in Dallas/Fort Worth.

•	In the second quarter, we have completed two international transactions on behalf of the CPA® REITs: a $34 million sale-leaseback with UK logistics and supply chain management company TDG and a $101 million transaction with Agrokor, the largest private company and food retailer in Croatia.

•	We continue to raise investor capital through our latest REIT offering, CPA®:17 – Global, so that we may take advantage of attractive investment opportunities that we believe are afforded by the current market environment. CPA®:17 – Global raised $140 million in the first quarter of 2010, compared with $71.6 million in the first quarter of 2009. To date, CPA®:17 – Global has raised more than $975 million of its up-to $2 billion offering.

ASSETS UNDER MANAGEMENT

•	W. P. Carey is the advisor to the CPA® REITs, which had real estate assets of $7.9 billion and total assets of $8.4 billion as of March 31, 2010.

•	As of March 31, 2010, the occupancy rate of our 14 million square foot owned portfolio was approximately 94%. In addition, for the 93 million square feet owned by the CPA® REITs, the occupancy rate was approximately 98%.

DISTRIBUTIONS

•	The Board of Directors raised the quarterly cash distribution to $0.504 per share for the first quarter of 2010. The distribution—our 36th consecutive quarterly increase—was paid on April 15, 2010 to shareholders of record as of March 31, 2010.

Gordon DuGan, President and CEO of W. P. Carey, said, “We are pleased with the investment volume that we have generated so far this year, as well as the strong capital flows by our managed funds. We believe we are very well positioned with access to both debt and equity capital to take advantage of growth opportunities in 2010 and beyond.”

CONFERENCE CALL & WEBCAST

Please call at least 10 minutes prior to call to register.

Time: Thursday, May 6, 2010 at 11:00 AM (ET)

Call-in Number: 800-860-2442
(International) +1-412-858-4600

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)

Replay Number: 877-344-7529
(International) +1-412-317-0088

Replay Passcode: 439691#
Replay Available until May 20, 2010 at midnight ET.

W. P. Carey & Co. LLC

W. P. Carey & Co. LLC (NYSE: WPC) is an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and manages a global investment portfolio approaching $10 billion. Through its CPA® series of income-generating, non-traded REITs, W. P. Carey helps companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 275 long-term corporate obligors spanning 28 industries and 16 countries. http://www.wpcarey.com

Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.

This press release contains forward-looking statements within the meaning of the Federal securities laws.  A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated.  Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated.  For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2010	2009
Revenues
Asset management revenue	$18,820	$19,108
Structuring revenue	6,834	10,409
Wholesaling revenue	2,103	1,093
Reimbursed costs from affiliates	15,048	9,874
Lease revenues	16,465	16,785
Other real estate income	3,821	3,213

	63,091	60,482

Operating Expenses
General and administrative	(17,601)	(19,099)
Reimbursable costs	(15,048)	(9,874)
Depreciation and amortization	(6,369)	(5,350)
Property expenses	(2,435)	(1,667)
Other real estate expenses	(1,815)	(2,131)
Impairment charges	(7,152)	—

	(50,420)	(38,121)

Other Income and Expenses
Other interest income	273	407
Income from equity investments in real estate and CPA® REITs	9,142	1,387
Other income and (expenses)	(664)	3,154
Interest expense	(3,711)	(4,195)

	5,040	753

Income from continuing operations before income taxes	17,711	23,114
Provision for income taxes	(4,112)	(6,200)

Income from continuing operations	13,599	16,914

Discontinued Operations
Income from operations of discontinued properties	299	995
Gain (loss) on sale of real estate	404	(135)

Income from discontinued operations	703	860

Net Income	14,302	17,774
Add: Net loss attributable to noncontrolling interests	286	170
Less: Net income attributable to redeemable noncontrolling interests	(175)	(235)

Net Income Attributable to W. P. Carey Members	$14,413	$17,709

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.35	$0.43
Income from discontinued operations attributable to W. P. Carey members	0.01	0.02

Net income attributable to W. P. Carey members	$0.36	$0.45

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.35	$0.42
Income from discontinued operations attributable to W. P. Carey members	0.01	0.02

Net income attributable to W. P. Carey members	$0.36	$0.44

Weighted Average Shares Outstanding
Basic	39,088,114	39,175,020

Diluted	39,495,845	39,927,886

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$13,710	$16,849
Income from discontinued operations, net of tax	703	860

Net income	$14,413	$17,709

Distributions Declared Per Share	$0.504	$0.496

W. P. CAREY & CO. LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three months ended March 31,
	2010	2009
Cash Flows — Operating Activities
Net income	$14,302	$17,774
Adjustments to net income:
Depreciation and amortization including intangible assets and deferred financing costs	6,403	5,523
Income from equity investments in real estate and CPA® REITs in excess of distributions received	(4,530)	(1,760)
Straight-line rent adjustments	251	494
(Gain) loss on sale of real estate	(404)	135
Gain on extinguishment of debt	—	(6,991)
Allocation of (loss) earnings to profit sharing interest	(171)	3,698
Management income received in shares of affiliates	(8,532)	(6,896)
Unrealized loss on foreign currency transactions and others	608	208
Realized loss (gain) on foreign currency transactions and other	221	(69)
Impairment charges	7,152	—
Stock-based compensation expense	2,461	1,725
Deferred acquisition revenue received	14,851	21,794
Increase in structuring revenue receivable	(3,244)	(4,985)
(Decrease) increase in income taxes, net	(6,682)	971
Net changes in other operating assets and liabilities	(9,063)	(7,339)

Net cash provided by operating activities	13,623	24,282

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	5,556	5,661
Purchases of real estate and equity investments in real estate	(47,583)	(39,651)
Capital expenditures	(620)	(4,038)
Proceeds from sale of real estate	6,632	1,925
Funds released from escrow in connection with the sale of property	36,132	—
Proceeds from transfer of profit sharing interest	—	21,928

Net cash provided by (used in) investing activities	117	(14,175)

Cash Flows — Financing Activities
Distributions paid	(32,482)	(19,587)
Contributions from noncontrolling interests	620	1,024
Distributions to noncontrolling interests	(792)	(2,973)
Distributions to profit sharing interest	—	(3,434)
Scheduled payments of mortgage principal	(4,059)	(2,593)
Proceeds from credit facility	51,500	65,000
Prepayments of credit facility	(12,500)	—
Proceeds from mortgage financing	—	25,000
Proceeds from loans from affiliates	—	1,624
Payment of financing costs, net of deposits refunded	(195)	—
Windfall tax provision associated with stock-based compensation awards	(523)	(832)
Repurchase and retirement of shares	—	(10,486)

Net cash provided by financing activities	1,569	52,743

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	(663)	(546)

Net increase in cash and cash equivalents	14,646	62,304
Cash and cash equivalents, beginning of period	18,450	16,799

Cash and cash equivalents, end of period	$33,096	$79,103

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended March 31,
	2010	2009

EBITDA
Investment management	$14,899	$13,669
Real estate ownership	13,813	20,291

Total	$28,712	$33,960

AFFO
Investment management	$12,089	$13,679
Real estate ownership	15,977	15,178

Total	$28,066	$28,857

EBITDA Per Share (Diluted)
Investment management	$0.38	$0.34
Real estate ownership	0.35	0.51

Total	$0.73	$0.85

AFFO Per Share (Diluted)
Investment management	$0.31	$0.34
Real estate ownership	0.40	0.38

Total	$0.71	$0.72

Adjusted Cash Flow From Operating Activities
Adjusted cash flow	$27,675	$39,038

Adjusted cash flow per share (diluted)	$0.70	$0.98

Distributions declared per share	$0.504	$0.496

Payout ratio (distributions per share/adjusted cash flow per share)	72%	51%

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2010	2009
Investment Management
Net income from investment management attributable to W. P. Carey members	$9,850	$7,306
Adjustments:
Provision for income taxes	3,878	5,765
Depreciation and amortization	1,171	598

EBITDA — investment management	$14,899	$13,669

EBITDA per share (diluted)	$0.38	$0.34

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$4,563	$10,403
Adjustments:
Interest expense	3,711	4,195
Provision for income taxes	234	435
Depreciation and amortization	5,198	4,752
Reconciling items attributable to discontinued operations	107	506

EBITDA — real estate ownership	$13,813	$20,291

EBITDA per share (diluted)	$0.35	$0.51

Total Company
EBITDA	$28,712	$33,960

EBITDA per share (diluted)	$0.73	$0.85

Diluted weighted average shares outstanding	39,495,845	39,927,886

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2010	2009
Investment Management
Net income from investment management attributable to W. P. Carey members	$9,850	$7,306
Amortization, deferred taxes and other non-cash charges	1,278	1,312
AFFO from equity investments	961	5,061

AFFO — investment management	$12,089	$13,679

AFFO per share (diluted)	$0.31	$0.34

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$4,563	$10,403
(Gain) loss on sale of real estate, net	(404)	135
Gain on extinguishment of debt, net (a)	—	(2,796)
Depreciation, amortization and other non-cash charges	5,818	5,174
Straight-line and other rent adjustments	(80)	180
Impairment charges	7,152	—
AFFO from equity investments	(904)	2,257
Noncontrolling interests’ share of AFFO	(168)	(175)

AFFO — real estate ownership	$15,977	$15,178

AFFO per share (diluted)	$0.40	$0.38

Total Company
AFFO	$28,066	$28,857

AFFO per share (diluted)	$0.71	$0.72

Diluted weighted average shares outstanding	39,495,845	39,927,886

(a)	In January 2009, Carey Storage repaid, in full, the $35.0 million outstanding balance on its secured credit facility for $28.0 million and recognized a gain of $7.0 million on the repayment of this debt at a discount, inclusive of the profit sharing interest of $4.2 million.
Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity and should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2010	2009
Cash flow from operating activities	$13,623	$24,282
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	1,881	7,195
(Distributions paid to) Contributions received from noncontrolling interests, net (b)	(177)	222
Changes in working capital (c)	12,348	7,339

Adjusted cash flow from operating activities	$27,675	$39,038

Adjusted cash flow per share (diluted)	$0.70	$0.98

Distributions declared per share	$0.504	$0.496

Payout ratio (distributions per share/adjusted cash flow per share)	72%	51%

Diluted weighted average shares outstanding	39,495,845	39,927,886

(a)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of contributions/distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the item was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders and as one measure of our operating performance when we determine executive compensation. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.